Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Coca-Cola Bottling Co. Consolidated (the “Company”) for the quarter ended September 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, J. Frank Harrison, III, Chairman of the Board of Directors and Chief Executive Officer of the Company, and David M. Katz, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

  /s/   J. Frank Harrison, III

J. Frank Harrison, III

Chairman of the Board of Directors and

Chief Executive Officer

November 8, 2018

  /s/   David M. Katz

David M. Katz

Executive Vice President and

Chief Financial Officer

November 8, 2018